UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM 08 Bermuda		P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)		(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2012, Argo Group International Holdings, Ltd. (the “Company”) and its wholly owned subsidiary, Argo Group US, Inc. (“Argo US”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, acting as representatives of the underwriters named therein, in connection with the proposed offer and sale by Argo US of $125,000,000 aggregate principal amount of 6.500% Senior Notes due September 15, 2042 (the “Notes”) (or $143,750,000 in aggregate principal amount if the underwriters’ option to purchase additional Notes is exercised in full). The Notes will be fully and unconditionally guaranteed by the Company. The Underwriting Agreement contains representations by the Company and Argo US and indemnification on certain matters in favor of the underwriters named therein.

The Company and Argo US expect that the Notes will be issued on September 25, 2012.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is hereby incorporated herein by this reference.

On September 18, 2012, the Company and Argo US filed with the Securities and Exchange Commission a Prospectus Supplement dated September 18, 2012 in connection with the public offering of the Notes. A final Prospectus Supplement was filed with the Securities and Exchange Commission on September 20, 2012.

Item 8.01 Other Events.

On September 18, 2012, the Company issued a press release related to the pricing of the offering of the Notes. The Company is filing a copy of such press release as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit Description

1.1	Underwriting Agreement, dated as of September 18, 2012, by and between the Company, Argo US and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Representatives.

99.1	Press Release of the Company, dated September 18, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Jay S. Bullock
Dated: September 24, 2012		Name:	Jay S. Bullock
		Title:	Executive Vice President and Chief Financial Officer